UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2021

EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33 rd Street, 12 th Floor New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212)
687-8700
n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange
Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2021, Empire State Realty OP, L.P. (the “
Operating Partnership
”) its general partner, Empire State Realty Trust, Inc. (the “
Company
”) and certain subsidiaries of the Operating Partnership, as guarantors, entered into a Second Amendment to Credit Agreement (the “
Amended Credit Agreement
”) that will govern an amended senior unsecured credit facility (the “
Facility
”) with Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, Capital One, National Association and JPMorgan Chase Bank, N.A., as
co-syndication
agents, and the lenders and the letter of credit issuers party thereto. The Amended Credit Agreement amends the amended and restated credit agreement dated as of August 29, 2017, as amended, by and among the Operating Partnership, the Company, Bank of America, N.A., as administrative agent, and the other parties named therein.
The Facility is in the initial maximum principal amount of up to $1.065 billion, which consists of a $850 million revolving credit facility and a $215 million term loan facility. The term loan facility was borrowed in full by the Operating Partnership in August 2017. The Operating Partnership may request the Facility be increased through one or more increases in the revolving credit facility or one or more increases in the term loan facility or the addition of new pari passu
 term loan tranches, for a maximum aggregate principal amount not to exceed $1.5 billion. The Facility will be used for the working capital needs of the Operating Partnership and its subsidiaries and for other general corporate purposes.
Amounts outstanding under the amended revolving credit facility will bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) the Eurodollar rate, plus a spread that will range from 1.30% to 1.70%, depending upon the Operating Partnership’s leverage ratio, or (y) a base rate, plus a spread that will range from 0.30% to 0.70%, depending upon the Operating Partnership’s leverage ratio. If the Operating Partnership achieves investment-grade ratings, subject to the terms of the Amended Credit Agreement, it may elect for the amounts outstanding under the revolving credit facility to bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) the Eurodollar rate, plus a spread that will range from 0.775% to 1.450% depending upon the Operating Partnership’s credit rating, or (y) a base rate, plus a spread that will range from 0.00% to 0.450%, depending upon the Operating Partnership’s credit rating. The LIBOR replacement provisions in the Amended Credit Agreement provide for the use of rates based on the secured overnight financing rate (“
SOFR
”) administered by the Federal Reserve Bank of New York. The Amended Credit Agreement also includes a sustainability component whereby the revolving credit facility pricing can improve upon the Operating Partnership’s achievement of certain sustainability ratings.
Amounts
outstanding under the existing term loan facility bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) the Eurodollar rate, plus a spread that will range from 1.20% to 1.75% depending upon the Operating Partnership’s leverage ratio, or (y) a base rate, plus a spread that will range from 0.20% to 0.75% depending upon the Operating Partnership leverage ratio. If the Operating Partnership achieves investment-grade ratings, subject to the terms of the Amended Credit Agreement, it may elect for the amounts outstanding under the term loan facility to bear interest at a floating rate equal to, at the Operating Partnership’s election, (x) the Eurodollar rate, plus a spread that will range from 0.850% to 1.650% depending upon the Operating Partnership’s credit rating, or (y) a base rate, plus a spread that will range from 0.00% to 0.650%, depending upon the Operating Partnership’s credit rating
.
The
Operating Partnership will pay certain customary fees and expense reimbursements in connection with the Facility, including a facility fee on commitments under the revolving credit facility that range from 0.20% to 0.35% (or 0.125% to 0.30% if the Operating Partnership achieves investment-grade ratings and elects the alternative pricing described above), subject to the terms of the Amended Credit Facility
.
The revolving credit facility matures on March 31, 2025, and may be extended by two six-month
periods at the option of the Operating Partnership, subject to the conditions provided in the Amended Credit Agreement. The term loan facility matures on March 19, 2025. The Operating Partnership may prepay loans under the Facility at any time, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of Eurodollar Rate borrowings.

The Amended Credit Agreement contains customary financial and operating covenants, including covenants relating to limitations on liens, investment, distributions, debt, fundamental changes, and transactions with affiliates, and requires certain customary financial reports. The Amended Credit Agreement also contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment,
breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (as defined in the Amended Credit Agreement). If an event of default occurs and is continuing under the Amended Credit Agreement, the entire outstanding balance may become immediately due and payable.
Some of the lenders and their affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Operating Partnership, the Company and their affiliates in the ordinary course of business.
The foregoing description of the Amended Credit Agreement and Facility is qualified in its entirety by the full terms and conditions of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The disclosure set forth above with respect to the Amended Credit Agreement under Item 1.01 of this Current Report on
Form 8-K
is hereby incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*	Second Amendment to Credit Agreement, dated March 31, 2021, among Empire State Realty OP, L.P., as borrower, Empire State Realty Trust, Inc., the subsidiary guarantor parties thereto, Bank of America, N.A., as administrative agent, and the lenders and letter of credit issuers party thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*
In accordance with Item 601(a)(5) of Regulation
S-K
certain schedules and exhibits have not been filed. The Company and Operating Partnership hereby agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: April 1, 2021	By:	/s/ Christina Chiu
		Name:	Christina Chiu
		Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant)

By: Empire State Realty Trust, Inc., as general partner

Date: April 1, 2021	By:	/s/ Christina Chiu
		Name:	Christina Chiu
		Title:	Executive Vice President and Chief Financial Officer